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MANNING  ELLIOTT                            11th floor, 1050 West Pender Street,
                                            Vancouver, BC,Canada V6E 3S7

CHARTERED ACCOUNTANTS                       Phone: 604.714.3600 Fax:604.714.3669
                                            Web: manningelliott.com


                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" and to the use of our report dated April 19, 2006 included in the Registration Statement on Form SB-2 Amendment #1 and related Prospectus of Wildon Productions Inc. for the registration of shares of its common stock.

/s/ Manning Elliott LLP
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CHARTERED ACCOUNTANTS

Vancouver, Canada

June 5, 2006